UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of Bonus Plan for Senior Management of Cerus Corporation

On February 4, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cerus Corporation (the “Company”) approved an amendment to the Bonus Plan for Senior Management of Cerus Corporation (the “Plan”). Pursuant to the terms of the Plan, as amended, at the beginning of each Plan Year (as defined in the Plan), the Compensation Committee will establish the commercial goals and strategic goals applicable to the effective Plan Year, the achievement of which may trigger bonus payments to eligible members of Senior Management (as defined in the Plan) of the Company, including the Company’s “named executive officers,” as such term is defined by Regulation SK Item 402(a)(3), 17 C.F.R. §229.10, et. seq. The commercial goals will generally consist of goals that can be measured by empirical results and achievements. The strategic goals will generally relate to business and product development achievements.

At the beginning of each Plan Year, in addition to establishing the commercial and strategic goals for that Plan Year, the Compensation Committee will determine (a) the relative weight to be assigned to the commercial goals and the strategic goals, relative to each other, in determining the bonus pool, and (b) with respect to the commercial goals, (i) the relative weight to be assigned to each commercial goal, relative to the other commercial goals, in determining the commercial goal component and (ii) a threshold, target and stretch metric for each of the commercial goals.

At the end of each Plan Year, the Compensation Committee will determine the extent to which the Company has achieved the threshold, target or stretch metric of each commercial goal and the Chief Executive Officer, subject to final approval by the Compensation Committee, will determine the extent to which the Company has achieved the strategic goals. Based on the extent to which the commercial goals and the strategic goals have been achieved, the Compensation Committee will establish a multiple that will then be applied to the Employee Base Pay Component (as defined in the Plan) to determine the size of the bonus pool. The bonus pool will then be allocated to the eligible employees by the Chief Executive Officer and submitted to the Compensation Committee for approval. However, any allocation to the Chief Executive Officer will be determined by the Compensation Committee.

A copy of the Plan, as amended, is attached as Exhibit 10.46 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.46	Bonus Plan for Senior Management of Cerus Corporation, as amended on February 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: February 10, 2010

	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.46	Bonus Plan for Senior Management of Cerus Corporation, as amended on February 4, 2010